Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(108,141,833)
Realized Gain (Loss) on Swap Contracts	(940,025)
Unrealized Gain (Loss) on Market Value of Commodity Futures	119,758,619
Unrealized gain (loss) on Fair Value of Swap Contracts	3,109,920
Dividend Income	1,093,143
Interest Income	2,881,645
ETF Transaction Fees	28,000
Total Income (Loss)	$17,789,469

Expenses
General Partner Management Fees	$574,754
Professional Fees	97,324
Brokerage Commissions	285,492
Directors' Fees and insurance	14,349
License fees	14,369
Total Expenses	$986,288
Net Income (Loss)	$16,803,181

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/23	$1,163,415,181
Additions (28,600,000 Shares)	190,336,871
Withdrawals (26,700,000 Shares)	(188,705,142)
Net Income (Loss)	16,803,181

Net Asset Value End of Month	$1,181,850,091
Net Asset Value Per Share (167,784,588 Shares)	$7.04

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596